Exhibit 23.1

May 5, 2023

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-257460) on Form S-8  of FitLife Brands, Inc. of our auditor’s report dated June 24, 2022 with respect to the consolidated financial statements of Mimi’s Rock Corp. as at December 31, 2021 and 2020 and for the years then ended, which appears in this Current Report on Form 8-K/A as filed with the United States Securities Exchange Commission.

/s/   MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada